For Immediate Release

Corel Corporation Announces Official Close of SoftQuad Acquisition

SoftQuad's Exceptional XML Technologies Play Key Role in Development of

DEEPWHITETM Enterprise Solutions

Ottawa, Canada - March 18, 2002 - Corel Corporation (NASDAQ: CORL, TSE: COR) today announced that it has completed its acquisition of SoftQuad Software, Ltd. The acquisition officially closed on March 15, 2002. Corel Corporation's acquisition of SoftQuad will play a key role in the company's DEEPWHITETM strategy - leveraging the strengths of XML (Extensible Markup Language) and other open standards to provide enterprise customers with solutions for content creation, enterprise process management and technical graphics.

"Our acquisition of SoftQuad represents a key milestone in our strategy to deliver advanced XML-based content solutions to enterprise customers," said Derek Burney, president and CEO of Corel Corporation. "With the introduction of DEEPWHITE, we have made a bold promise to the enterprise market - to capitalize on the benefits of open standards to deliver the best possible solutions for content creation. SoftQuad's leading XML technologies and impressive partnerships are the perfect complement to our solid 17-year track record of award-winning software development."

The addition of SoftQuad's XML expertise will add exceptional value to the development of DEEPWHITE smart content solutions. Smart content enables enterprise customers to create content once and distribute it to multiple devices. When used in combination with content management systems, DEEPWHITE smart content will provide organizations with an optimal structure to significantly improve productivity, reduce workflow-related costs and generate new revenue streams.

"Corel's acquisition of SoftQuad represents a new world of possibilities for the enterprise with an XML content management platform that leverages documents, Web, and rich media," said Whitney Tidmarsh, vice president of product marketing of Documentum. "Documentum and SoftQuad have enjoyed a long-standing relationship by uniting intuitive XML creation with rich management services to allow enterprises to maximize all that XML has to offer, including true reuse and multi-channel publishing. With the addition of Corel's strengths in graphics, publishing and business applications, Corel will take XML content creation to a new level."

"Interwoven is excited to work with Corel Corporation providing rich XML content deeply integrated with Interwoven's industry-leading XML repository for advanced document management and component reuse," said Kevin Cochrane, vice president PM Interwoven. "Interwoven and Corel together bring enterprises scalable XML solutions that transform traditional document management to enable component-level collaboration and reuse to improve contributor productivity and eliminate costs associated with redundant content. Together with Corel and their DEEPWHITE initiative, Interwoven looks forward to moving enterprises to a next-generation, XML document management platform."

Exchange Terms

In accordance with the terms of the merger agreement, Corel will issue approximately 11.1 million common shares, or .5190 of a Corel share for each SoftQuad share, to complete the merger. Softquad common stock ceased to be traded on the over-the-counter bulletin board system effective at 4:30 p.m. EST March 15, 2002.

About Corel Corporation

Founded in 1985, Corel Corporation www.corel.com) is a leading technology company that offers three major brands of software tailored to distinct customer profiles - Corel, procreateTM and DEEPWHITETM. With its headquarters in Ottawa, Canada, Corel's common stock trades on the Nasdaq Stock Market under the symbol CORL and on the Toronto Stock Exchange under the symbol COR.

This press release contains forward-looking statements as defined by the United States Private Securities Litigation Reform Act of 1995, involving the company's expectations about future financial results and other matters. These statements reflect management's current forecast of certain aspects of the company's future business. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results of operations to differ materially from historical results or current expectations. The words "plan", "expect", "believe", "intend", "anticipate", "forecast", "target", "estimate" and similar expressions identify forward-looking statements. Risk factors include shifts in customer demand, product shipment schedules, product mix, competitive products and pricing, technological shifts and other variables. Readers are referred to Corel's most recent reports filed with the Securities and Exchange Commission for a more complete discussion of the other risks and uncertainties. The factors underlying forecasts are dynamic and subject to change. As a result, forecasts speak only as of the date they are given and do not necessarily reflect the company's outlook at any other point in time. The company does not undertake to update or review these forward-looking statements.

© 2002 Corel Corporation. All rights reserved. Corel, procreate, DEEPWHITE, and the Corel logo are trademarks or registered trademarks of Corel Corporation in Canada, the United States and/or other countries. All other product, font and company names and logos are trademarks or registered trademarks of their respective companies.

Press Contact:

Anne Vis

(613) 728-0826 ext. 5182

anne.vis@corel.com

Investor Contact:

John Hladkowicz

(613) 728-0826 ext. 1194

john.hladkowicz@corel.com